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                                                                    EXHIBIT 31.2

         I, Bob van Leyen, certify that:


1.       I have reviewed this Form 10-QSB/A of Raptor Networks Technology, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 28, 2006
                                                 /s/ Bob van Leyen
                                                 -------------------------------
                                                 Bob van Leyen
                                                 Chief Financial Officer